Exhibit 5.1

August 11, 2026

DiaMedica Therapeutics Inc.

Suite 210, 301 Carlson Parkway

Minneapolis, Minnesota 55305

Dear Sirs/Mesdames:

Re:	DiaMedica Therapeutics Inc. – Registration Statement on Form S-8

We have acted as special Canadian counsel for DiaMedica Therapeutics Inc., a corporation governed under the laws of British Columbia (the “Corporation”) in connection with its preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 3,500,000 voting common shares, no par value per share, of the Corporation (the “Shares”) issuable under the DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan (as amended and restated, the “Plan”).

We have examined copies of such corporate records of the Corporation and we have considered such questions of law and examined such statutes, regulations and orders, certificates and other documents as we consider necessary and relevant as the basis for the opinion set forth herein.

We are solicitors qualified to practice law in the Province of British Columbia (the “Province”). This opinion is rendered solely with respect to the laws of the Province and we express no opinion as to any laws or matters governed by any laws other than the laws of the Province.

For purposes of rendering the opinions expressed herein, we have assumed:

(a)	the genuineness of all signatures on documents, agreements and certificates;

(b)	the authenticity and completeness of all original documents examined by us and the conformity to authentic original documents of all certified copies, photocopies and facsimiles examined by us;

(c)	that the Corporation is, and at all relevant times has been, in compliance with applicable laws; and

(d)

the minute books of the Corporation provided to us contain all constating documents of the Corporation and are a complete record of the minutes and resolutions of the directors and shareholders of the Corporation.

We have made no independent investigation of the foregoing assumptions.

301-1665 Ellis Street, Kelowna, BC, Canada, V1Y 2B3 Ph: (250) 762-2108 Fax: (250) 762-9115

We express no opinion with respect to any filings, proceedings, permits, consents, orders or authorizations which may be required in connection with the issuance of the Shares.

Whenever our opinion refers to securities of the Corporation issued as being "fully paid and non-assessable", such opinion indicates that the holder of such securities cannot be required to contribute any further amounts to the Corporation by virtue of its status as holder of such securities, either in order to complete payment for the securities, to satisfy claims of creditors or otherwise. No opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such securities or as to the adequacy of any consideration received.

Based upon and subject to the assumptions and qualifications herein expressed, we are of the opinion that when issued in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any references to this firm in any prospectus contained therein. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is given as of the date hereof and we disclaim any obligation or undertaking to advise you of any change in law or fact affecting or bearing upon this opinion occurring after the date hereof which may come or be brought to our attention.

Yours truly

/s/ Pushor Mitchell LLP